As filed with the Securities and Exchange Commission on
                     October 17, 1997 Registration No. 333-
 ------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8


                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                           GLENAYRE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                                98-0085742
        (State or other jurisdiction                         (I.R.S. Employer
      of incorporation or organization)                   Identification Number)

  5935 CARNEGIE BOULEVARD, CHARLOTTE, NORTH CAROLINA           28209
  ---------------------------------------------------------------------------

    (Address of Principal Executive Offices)                    (Zip Code)

                  OPEN DEVELOPMENT CORPORATION 1995 STOCK PLAN
               OPEN DEVELOPMENT CORPORATION 1996 STOCK OPTION PLAN
    OPEN DEVELOPMENT CORPORATION 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plans)

                              STANLEY CIEPCIELINSKI
                            EXECUTIVE VICE PRESIDENT
                             5935 CARNEGIE BOULEVARD
                         CHARLOTTE, NORTH CAROLINA 28209
                     (Name and address of agent for service)

                                 (704) 553-0038
                     (Telephone number, including area code,
                           of agent for service)
                                 WITH COPIES TO:
                              A. ZACHARY SMITH III
                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                    NATIONSBANK CORPORATE CENTER, SUITE 4200
                             100 NORTH TRYON STREET
                      CHARLOTTE, NORTH CAROLINA 28202-4006

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
            Title                      Amount             Proposed maximum         Proposed maximum            Amount of
     of securities to be                to be              offering price              aggregate             registration
         registered                  registered              per share*             offering price*               fee
--------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.02 par value        56,000 shares              $  0.17                $ 730,945                 $ 222
Common Stock, $.02 par value        26,500 shares              $  1.13
Common Stock, $.02 par value       154,500 shares              $  3.70
Common Stock, $.02 par value         1,000 shares              $ 16.08
Common Stock, $.02 par value        5,000 shares               $ 20.75
================================================================================================================================

* Based on options to purchase up to 243,000 shares of Common Stock, $.02 par value (the "Common Stock"), of Glenayre Technologies, Inc. under the Open Development Corporation 1995 Stock Plan, 1996 Stock Option Plan and 1996 Non-Employee Director Stock Option Plan. All of such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), the aggregate offering price has been computed upon the basis of the price at which the options may be exercised.

         This Registration Statement covers an aggregate of 243,000 shares of Common Stock of Glenayre Technologies, Inc., ("Glenayre" or the "Company") issuable upon exercise of options granted pursuant to the 1995 Stock Plan, 1996 Stock Option Plan and 1996 Non-Employee Director Stock Option Plan (the "Stock Plans") of Open Development Corporation ("ODC"). ODC was acquired by Glenayre on October 15, 1997 pursuant to an Acquisition and Merger Agreement dated as of October 6, 1997 (the "Acquisition Agreement"). Pursuant to the terms of the Acquisition Agreement, Glenayre assumed all of the then outstanding options granted under the Stock Plans to purchase an aggregate of 3,894,476 shares of common stock, $.01 par value, of ODC which are now options for the purchase of shares of Glenayre Common Stock. No additional options or other rights will be granted under the Stock Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by Glenayre Technologies, Inc. with the Securities and Exchange Commission, Commission file number 0-15761, are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) (i) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

             (ii) The Company's Current Reports on Form 8-K dated February 26,
                  1997, May 21, 1997 and September 9, 1997.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         As of October 9, 1997, partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 13,472 shares of the Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law contains provisions prescribing the extent to which directors and officers shall or may be indemnified against liabilities which they may incur in their capacities as such. Under those provisions the availability or requirements of indemnification or reimbursement of expenses is dependent upon numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The Bylaws of the Company provide for indemnification of directors to the fullest extent permitted by law.

         The statute also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The Company has purchased insurance to provide for indemnification of directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.


         4.1          Open Development Corporation 1995 Stock Plan (filed herewith)

         4.2          Open Development Corporation 1996 Stock Option Plan (filed herewith)

         4.3          Open Development Corporation 1996 Non-Employee Director Stock Option Plan (filed herewith)

          5           Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. (filed herewith)

         23.1         Consent of Ernst & Young, LLP (filed herewith)

         23.2         Consent of Deloitte & Touche LLP (filed herewith)

         23.3         Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (included in Exhibit 5)

         23.4         Acknowledgment Letter of Ernst & Young, LLP (filed herewith)

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 17th day of October, 1997.

                                               GLENAYRE TECHNOLOGIES, INC.


                                               By:  /s/ Stanley Ciepcielinski
                                                     Stanley Ciepcielinski
                                                     Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

 Signature
                                         Title                    Date


/s/ Ramon D. Ardizzone
Ramon D. Ardizzone                 Chairman of the Board        October 17, 1997

/s/ Gary B. Smith
Gary B. Smith                  Director, President and Chief    October 17, 1997
                                     Executive Officer

/s/ Stanley Ciepcielinski     Director, Executive Vice Presi-   October 17, 1997
 Stanley Ciepcielinski         dent, Chief Financial Officer,
                             Secretary and Treasurer (Princi-
                                 pal Financial Officer)


/s/ Clarke H. Bailey                  Director                 October 17, 1997
Clarke H. Bailey


/s/ Donald S. Bates                   Director                  October 17, 1997
Donald S. Bates


Peter Gilson                          Director                  October   , 1997

/s/ John J. Hurley
John J. Hurley                        Director                  October 17, 1997

/s/ Stephen P. Kelbley
Stephen P. Kelbley                    Director                  October 17, 1997


/s/ Horace H. Sibley                  Director                  October 17, 1997
Horace H. Sibley


/s/ Billy C. Layton       Vice President, Controller and       October 17, 1997
Billy C. Layton           Chief Accounting Officer (Prin-
                          cipal Accounting Officer)

                                  EXHIBIT INDEX


         Exhibit                    Description


         4.1      Open Development Corporation 1995 Stock Plan (filed herewith)

         4.2      Open Development Corporation 1996 Stock Option Plan (filed herewith)

         4.3      Open Development Corporation 1996 Non-Employee Director Stock Option Plan (filed herewith)

          5       Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. (filed herewith)

         23.1     Consent of Ernst & Young, LLP (filed herewith)

         23.2     Consent of Deloitte & Touche LLP (filed herewith)

         23.3     Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (included in Exhibit 5)

         23.4     Acknowledgment Letter of Ernst & Young, LLP (filed herewith)


                                                        6